Exhibit 99.1

For more information contact:

AT THE COMPANY	FINANCIAL RELATIONS BOARD
Patrick O’Sullivan	Claire Koeneman	Joe Calabrese
Vice President, Finance and Accounting	(Analyst Info)	(General Info)
(617) 247-2200	(312) 640-6745	(212) 827-3772
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC.

COMPLETES NEW CREDIT FACILITY

Boston, MA…March 29, 2005…Heritage Property Investment Trust, Inc. (NYSE:HTG) (“Heritage” or the “Company”), today announced that it has entered into a new unsecured revolving credit facility.  This new credit facility replaces the Company’s prior line of credit, which would have matured on April 29, 2005.  By entering into this new credit facility, the Company increased its borrowing capacity from $350 million under its prior line of credit to $400 million.  At the Company’s request, the borrowing capacity under the new line of credit may be increased to $500 million.  The new credit facility has a three-year term with a one-year extension option.

The interest rate under the new credit facility is equal to LIBOR plus a margin that is determined in accordance with credit ratings of the Company’s long-term unsecured debt.  Based on the Company’s current debt rating, the applicable interest rate is LIBOR plus 80 basis points, which is a reduction of 25 basis points from the Company’s prior line of credit.  The Company will also pay a facility fee of 20 basis points.  The new credit facility also includes a competitive bid option program that allows the Company to hold auctions amongst the participating lenders in the facility for short-term funds for up to fifty percent of the facility amount.

Wachovia Bank and Wachovia Capital Markets, LLC acted as the sole Administrative Agent and Arranger, respectively.  Titled agents include Deutsche Bank and Key Bank, as Syndication Agents, and Bank of America and Commerzbank, New York Branch, as Documentation Agents. Other participating lenders include Bank of New York, LaSalle Bank, PNC Bank, Sovereign Bank, US Bank, UFJ Bank, AmSouth Bank, Bank of Montreal, Allied Irish Bank, Chevy Chase Bank, Comerica Bank and UBS.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG”.  Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States.  Heritage focuses on grocer-anchored shopping centers with multiple anchors.  As of December 31, 2004, Heritage had a shopping center portfolio of 164 centers, located in 29 states and totaling approximately 33.7 million square feet of total gross leasable area, of which 28.0 million square feet is company-owned gross leasable area.  Heritage’s shopping center portfolio was approximately 93.3% leased as of December 31, 2004.

Heritage is headquartered in Boston, Massachusetts and has an additional 16 regional offices located in the Eastern, Midwestern and Southwestern United States.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.

The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect actual results.  The factors that could cause actual results to differ materially from current expectations include risks detailed from time to time in filings with the Securities and Exchange Commission.  The forward-looking statements contained herein represent the Company’s judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.